Salarius Pharmaceuticals Announces 1-for-15 Reverse Stock Split

HOUSTON, August 14, 2025 – Salarius Pharmaceuticals, Inc. (NASDAQ: SLRX), a clinical-stage biopharmaceutical company using protein inhibition and protein degradation to develop cancer therapies for patients in need of new treatment options, today announced that it will effect a 1-for-15 reverse stock split at 5:00 p.m. Eastern Time, on August 15, 2025. Beginning with the opening of trading on August 18, 2025, Salarius’ common stock will trade on the Nasdaq Capital Market on a split-adjusted basis under a new CUSIP number 79400X503.
The reverse stock split is intended to enable Salarius to regain compliance with the $1.00 minimum closing bid price required for continued listing on the Nasdaq Capital Market.
At a special meeting of stockholders held on July 8, 2025, Salarius’ stockholders approved the proposal to authorize Salarius’ Board of Directors to file an amendment to Salarius’ amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect the reverse split at a ratio to be determined by the Board, ranging from 1-for-4 to 1-for-40. The specific 1-for-15 ratio was subsequently approved by Salarius’ Board of Directors and the reverse stock split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.
The reverse split will affect all issued and outstanding shares of Salarius’ common stock. At the effective time of the reverse stock split the number of shares of common stock issued and outstanding will be reduced from approximately 7.6 million shares to approximately 509,000 shares. All outstanding options and warrants entitling their holders to purchase shares of Salarius’ common stock will be adjusted as a result of the reverse split, as required by the terms of each security. The number of shares reserved for future issuance pursuant to Salarius’ 2015 Employee Stock Purchase Plan will also be appropriately adjusted. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of Salarius’ shares (except to the extent that the reverse stock split would result in some of the stockholders receiving cash in lieu of fractional shares). Stockholders will receive cash in lieu of fractional shares based on the closing price per share of Salarius’ common stock as quoted on the Nasdaq Capital Market on August 15, 2025. The reverse stock split will not reduce the number of authorized shares of common stock or preferred stock or change the par values of Salarius’ common stock (which will remain at $0.0001 per share) or preferred stock (which will remain at $0.0001 per share).
Equiniti Trust Company, LLC, (“Equiniti”) is acting as the exchange agent and transfer agent for the reverse stock split. Equiniti will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares in book-entry form and receiving payment for any fractional shares.

Additional information about the reverse stock split can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on May 27, 2025. The Proxy Statement is available at www.sec.gov or at Salarius’ website at salariuspharma.com.

About Salarius Pharmaceuticals
Salarius Pharmaceuticals is a clinical-stage biopharmaceutical company with two drug candidates for patients with cancer in need of new treatment options. Salarius’ product portfolio includes seclidemstat, the company’s lead candidate, which is being studied in an investigator-initiated Phase 1/2 clinical study in hematologic cancers underway at MD Anderson Cancer Center as a potential treatment for MDS and CMML in patients with limited treatment options. SP-3164, the company’s IND-stage second asset, is an oral small molecule protein degrader. Salarius previously received financial support for seclidemstat for the treatment of Ewing sarcoma from the National Pediatric Cancer Foundation and was a recipient of a Product Development Award from the Cancer Prevention and Research Institute of Texas (CPRIT). For more information, please visit www.salariuspharma.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the reverse split and the timing thereof and expectations related thereto; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward-looking statements. Some factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:

Alliance Advisors IR
Jody Cain
jcain@allianceadvisors.com
310-691-7100

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